AMERICAN HONDA FINANCE CORPORATION
Annual Statement to Certificateholder -- Honda Auto Receivables 2000-1 Owner Trust
04/01/2000 through 03/31/2001

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,100,025,487.15
(B) Total Securities Balance	$1,100,025,487.15
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$298,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/IB)	27.09%
(iii) Class A-1 Notes Rate	6.71125%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$240,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/IB)	21.82%
(iii) Class A-2 Notes Rate	6.650%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$386,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	35.09%
(iii) Class A-3 Notes Rate	6.620%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$129,270,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	11.75%
(iii) Class A-4 Notes Rate	6.670%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$46,755,487.15
(ii) Certificates Percentage (G(i)/B)	4.25%
(iii) Certificates Rate	6.670%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	6.85%
(ii) Weighted Average Original Maturity (WAOM)	55.72	months
(iii) Weighted Average Remaining Maturity (WAM)	45.35	months
(iv) Number of Receivables	87,294
(J) Reserve Account
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$5,500,127.44
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$8,250,191.15

(K) Yield Supplement Account Deposit	$23,950,083.32

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$1,100,025,487.15
(B) Total Securities Balance	$1,100,025,487.15
(C) Cumulative Note and Certificate Pool Factor	1.0000000
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$298,000,000.00
(ii) Class A-1 Notes Pool Factor	1.0000000
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$240,000,000.00
(ii) Class A-2 Notes Pool Factor	1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$386,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$129,270,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$46,755,487.15
(ii) Certificates Pool Factor	1.0000000
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$5,500,127.44
(ii) Yield Supplement Account	$23,950,083.32
(iii) Payahead Account	$72,769.71
(iv) Advances Outstanding	$52,538.61
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	6.85%
(ii) Weighted Average Remaining Maturity (WAM)	45.35	months
(iii) Number of Receivables	87,294
(L) Note and Certificate Percentages
(i) Note Percentage	100.00%
(ii) Certificate Percentage	0.00%

III. INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections	$2,911,627.58
(ii) Prepayments in Full	$1,130,801.86
(iii) Prepayments in Full due to Repurchases	$0.00
(B) Precomputed Contracts Total Collections	$4,779,603.24
(C) Precomputed Interest Receivables Interest (B-A((I)+(ii)+(iii)))	$737,173.80
(D) Simple Interest Receivables Principal
(i) Principal Collections	$138,699,582.89
(ii) Prepayments in Full	$52,197,165.53
(iii) Repurchased Receivables Related to Principal	$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections	$33,987,677.11
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances	$138,583.12
(ii) Current Advance Amount	$164,441.89
(G) Interest Advance for simple Interest - Net	$281,942.33
(H) Payahead Account
(i) Payments Applied	$155,645.09
(ii) Additional Payaheads	$249,879.51
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)	6.86%
(ii) Weighted Average Remaining Maturity (WAM)	39.75	months
(iii) Remaining Number of Receivables	82,335

# Units	Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	1,144	1.39%	$13,650,809.96	1.51%
(ii) 61-90 Days Delinquent	125	0.15%	$1,466,308.86	0.16%
(ii) 91 Days or More Delinquent	24	0.03%	$310,003.18	0.03%
(K) Vehicles Repossessed During Collection Period	25	0.03%	$346,347.88	0.04%
(L) Total Accumulated Repossessed Vehicles in Inventory	55	0.07%	$662,873.81	0.07%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income	-
(B) Reserve Account Investment Income	202,309.00
(C) Yield Supplement Account Investment Income	556,663.21
(D) Trust Fees Expense	3,000.00
(E) Aggregate Net Losses for Collection Period	480,748.00
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables	897,161.44
(ii) Liquidation Proceeds	374,838.13
(ii) Recoveries from Prior Month Charge Offs	41,575.31
(G) Days in Accrual Period	173
(H) Deal age	6

COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C+E(i)-F(i)+F(ii)+G)	$35,032,652.01

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))	$194,939,177.86
(B) Liquidation Proceeds (IV(F(i)))	$374,838.13
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))	$0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))	$41,575.31
(E) Total Principal Collections (A+B+C+D)	195,355,591.30

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))	230,388,243.31

VIII. YIELD SUPPLEMENT DEPOSIT	$6,955,156.41

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)	237,343,399.72

DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))	$5,100,280.58
(ii) Servicing Fee Paid	5,100,280.58
(iii) Servicing Fee Shortfall	$0.00
(B) Reserve Account Investment Income (IV(B))	202,309.00
(C) Yield Supplement Account Investment Income (IV(C))	556,663.21
(D) Trust Fees Expense (IV(D))	3,000.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due	$6,891,519.21
(b) Class A-1 Notes Interest Paid	6,891,519.21
(c) Class A-1 Notes Interest Shortfall	$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due	$7,581,000.00
(b) Class A-2 Notes Interest Paid	7,581,000.00
(c) Class A-2 Notes Interest Shortfall	$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due	$12,137,770.00
(b) Class A-3 Notes Interest Paid	12,137,770.00
(c) Class A-3 Notes Interest Shortfall	$0.00
(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due	$4,095,596.78
(b) Class A-4 Notes Interest Paid	4,095,596.78
(c) Class A-4 Notes Interest Shortfall	$0.00
(v) Total Note Interest
(a) Total Note Interest Due	$30,705,885.99
(b) Total Note Interest Paid	30,705,885.99
(c) Total Note Interest Shortfall	$0.00
(d) Reserve Fund Withdrawn for Note Interest	$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))	201,512,205.46
(B) Principal
(i) Noteholders' Principal Distribution Amounts	$195,836,339.30
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due	195,836,339.30
(b) Class A-1 Notes Principal Paid	195,836,339.30
(c) Class A-1 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due	$0.00
(b) Class A-2 Notes Principal Paid	$0.00
(c) Class A-2 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due	$0.00
(b) Class A-3 Notes Principal Paid	$0.00
(c) Class A-3 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due	$0.00
(b) Class A-4 Notes Principal Paid	$0.00
(c) Class A-4 Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due	$195,836,339.30
(b) Total Notes Principal Paid	195,836,339.30
(c) Total Notes Principal Shortfall	$0.00
(d) Reserve Fund drawn	$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account	5,675,866.16
Amount deposited into reserve Account	2,750,063.71
Excess funds available to Certificateholders	2,925,802.45

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificates Interest Due	$1,482,341.87
(ii) Certificates Interest Paid	1,482,341.87
(iii) Certificates Interest Shortfall	$0.00
(B) Principal
(i) Certificates Principal Due	$0.00
(ii) Certificates Principal Paid	0.00
(iii) Certificates Principal Shortfall	$0.00
(C) Release to Seller	$1,443,460.58

DISTRIBUTIONS SUMMARY

(A) Total Collections	$237,343,399.72
(B) Service Fee	$5,100,280.58
(C) Class A1 Amount	$202,727,858.51
(D) Class A2 Amount	$7,581,000.00
(E) Class A3 Amount	$12,137,770.00
(F) Class A4 Amount	$4,095,596.78
(G) Amount of Deposit into Reserve Account	$2,750,063.71
(H) Certificateholders	$1,482,341.87
(I) Release to seller	$1,443,460.58
(J) Total amount distributed	$237,318,372.03
(K) Amount of Draw from Reserve Account	0.00

PORTFOLIO AND SECURITY SUMMARY

Beginning	End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION	of Period	of Period
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$1,053,270,000.00	$857,433,660.70
(ii) Note Pool Factor	1.0000000	0.8140682
(iii) Class A-1 Notes Balance	298,000,000.00	102,163,660.70
(iv) Class A-1 Notes Pool Factor	1.0000000	0.3428311
(v) Class A-2 Notes Balance	240,000,000.00	240,000,000.00
(vi) Class A-2 Notes Pool Factor	1.0000000	1.0000000
(vii) Class A-3 Notes Balance	386,000,000.00	386,000,000.00
(viii) Class A-3 Notes Pool Factor	1.0000000	1.0000000
(ix) Class A-4 Notes Balance	129,270,000.00	129,270,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000
(xi) Certificates Balance	46,755,487.15	46,755,487.15
(xii) Certificates Pool Factor	1.0000000	1.0000000
(xiii) Total Principal Balance of Notes and Certificates	1,100,025,487.15	904,189,147.85

(B) Portfolio Information
(i) Weighted Average Coupon (WAC)	6.85%	6.86%
(ii) Weighted Average Remaining Maturity (WAM)	45.35	months	39.75	months
(iii) Remaining Number of Receivables	87,294	82,335
(iv) Portfolio Receivable Balance	$1,100,025,487.15	$904,189,147.85
(C) Outstanding Advance Amount	$52,538.61	$360,339.71
(D) Outstanding Payahead Balance	$72,769.71	$167,004.13

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance	$5,500,127.44
(B) Draws	0.00
(i) Draw for Servicing Fee	0.00
(ii) Draw for Interest	0.00
(iii) Draw for Realized Losses	0.00
(C) Excess Interest Deposited into the Reserve Account	2,750,063.71
(D) Reserve Account Balance Prior to Release	8,250,191.15
(E) Reserve Account Required Amount	8,250,191.15
(F) Final Reserve Account Required Amount	8,250,191.15
(G) Excess Reserve Account Amount	0.00
(H) Ending Reserve Account Balance	8,250,191.15

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance	23,950,083.32
(B) Investment Earnings	556,663.21
(C) Investment Earnings Withdraw	556,663.21
(D) Additional Yield Supplement Amounts	0.00
(E) Yield Supplement Deposit Amount	$6,955,156.41
(F) Ending Yield Supplement Account Balance	16,994,926.91

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds	$374,838.13
(ii) Recoveries on Previously Liquidated Contracts	41,575.31
(B) Aggregate Net Losses for Collection Period	480,748.00
(C) Net Loss Rate for Collection Period (annualized)	0.05%
(D) Cumulative Net Losses for all Periods	480,748.00

# Units	Dollar Amount
(E) Delinquent Receivables
(i) 31-60 Days Delinquent	1,144	1.39%	$13,650,809.96	1.51%
(ii) 61-90 Days Delinquent	125	0.15%	$1,466,308.86	0.16%
(ii) 91 Days or More Delinquent	24	0.03%	$310,003.18	0.03%

# Units	Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	25	0.03%	$346,347.88	0.04%
(B) Total Accumulated Repossessed Vehicles in Inventory	55	0.07%	$662,873.81	0.07%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period	0.20%
(ii) Preceding Collection Period	0.19%
(iii) Current Collection Period	0.17%
(iv) Three Month Average (Avg(i,ii,iii))	0.19%
(B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period	0.26%
(ii) Preceding Collection Period	0.24%
(iii) Current Collection Period	0.25%
(iv) Three Month Average (Avg(i,ii,iii))	0.25%

(C) Loss and Delinquency Trigger Indicator	Trigger was not hit.

I hereby certify that the servicing report provided is true
and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance